Exhibit s

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jonathan Pollack, Anthony Marone, Michael Nash and Leon Volchyok (for so long as each such individual is an authorized signatory of Blackstone Real Estate Income Advisors L.L.C.) with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a Trustee and/or officer of each of Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate Income Master Fund, (i) registration statements on Form N-2 of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II (including pre-effective and post-effective amendments thereto and any filings made pursuant to Rule 462(b) of the Securities Act of 1933, as amended), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable and (ii) any statement of beneficial ownership of each of Blackstone Real Estate Income Fund and Blackstone Real Estate Income Fund II on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 20th day of February, 2020.

/s/ Jonathan Pollack
Jonathan Pollack	President and Chief Executive Officer

/s/ Anthony Marone
Anthony Marone	Chief Financial Officer and Treasurer

/s/ Michael Nash
Michael Nash	Chairman of the Board, Trustee

/s/ Benedict Aitkenhead
Benedict Aitkenhead	Trustee

/s/ Edward D’Alelio
Edward D’Alelio	Trustee

/s/ Michael Holland
Michael Holland	Trustee

/s/ Thomas W. Jaspen
Thomas W. Jasper	Trustee